Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	INVESTOR RELATIONS	MEDIA RELATIONS

(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Communications and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2014 FINANCIAL RESULTS

Strong performance in pulp and paper drive improved earnings

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Third quarter 2014 net earnings of $4.33 per share; earnings before items[1] of $0.94 per share
•	Lack-of-order downtime totaling 51 thousand tons of paper, in-line with the second quarter
•	Share buybacks totaling $19 million

Montreal, October 23, 2014 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $281 million ($4.33 per share) for the third quarter of 2014 compared to net earnings of $40 million ($0.61 per share) for the second quarter of 2014 and net earnings of $27 million ($0.41 per share) for the third quarter of 2013. Sales for the third quarter of 2014 were $1,405 million.

Excluding items listed below, the Company had earnings before items1 of $61 million ($0.94 per share) for the third quarter of 2014 compared to earnings before items1 of $40 million ($0.61 per share) for the second quarter of 2014 and earnings before items1 of $41 million ($0.63 per share) for the third quarter of 2013.

Third quarter 2014 items:

•	Deferred tax benefit of $204 million for the settlement of IRS audits, primarily related to Alternative Fuel Tax Credits;

•	Recognition of $18 million of deferred Alternative Fuel Tax Credits ($18 million after tax); and

•	Closure and restructuring costs of $2 million ($2 million after tax).

Second quarter 2014 items:

•	None

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

Third quarter 2013 items:

•	Loss on sale of business of $19 million ($12 million after tax); and

•	Negative impact of purchase accounting of $2 million ($2 million after tax).

“Our financial performance improved when compared to the second quarter, resulting in strong free cash flow generation”, said John D. Williams, President and Chief Executive Officer. “Our pulp shipments were sequentially higher, raw material and planned maintenance costs were lower and our paper pricing remained firm in a very competitive environment. Given current market conditions, we continue to manage the business prudently, adjusting our production to our customers’ demand through market-related downtime.”

“In Personal Care, our third quarter results were affected by some seasonality in our European business as well as the effect of a weaker Euro. We continued to execute on our capital expansion plans, further integrating operational and product improvements and we made good progress with the ramp up of five newly installed machines at three of our facilities.”

QUARTERLY REVIEW

Operating income before items1 was $104 million in the third quarter of 2014 compared to an operating income before items1 of $79 million in the second quarter of 2014. Depreciation and amortization totaled $96 million in the third quarter of 2014.

(In millions of dollars)	3Q 2014	2Q 2014
Sales	$1,405	$1,385
Operating income (loss)
Pulp and Paper segment	109	69
Personal Care segment	13	14
Corporate	(2)	(4)

Total	120	79
Operating income before items[1]	104	79
Depreciation and amortization	96	96

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The increase in operating income before items1 in the third quarter of 2014 was the result of lower raw material costs, higher average selling prices for paper, lower costs for planned maintenance, higher pulp shipments, lower freight costs and higher productivity for pulp. These factors were partially offset by lower average selling prices for pulp and overall unfavorable exchange rates.

When compared to the second quarter of 2014, manufactured paper shipments were flat and pulp shipments increased 9.2%. The shipments-to-production ratio for paper was 102% in the third quarter of 2014, compared to 99% in the second quarter of 2014. Paper inventories decreased by 18,000 tons while pulp inventories increased by 1,000 metric tons at the end of September when compared to June levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $203 million and capital expenditures were $56 million, resulting in free cash flow1 of $147 million for the third quarter of 2014. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at September 30, 2014 compared to 32% at June 30, 2014.

OUTLOOK

Domtar paper shipments are expected to decline in the fourth quarter when compared to the third quarter due to seasonality. Domtar will continue to closely monitor its inventory levels and balance its production with its customers’ demand. We remain cautious on the short-term pulp outlook due to the recent strengthening of the U.S. dollar and we expect higher input costs due to increased raw material usage in the winter months. We expect the fourth quarter will benefit from lower maintenance activities in our network.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its third quarter 2014 financial results. Financial analysts are invited to participate in the call by dialing 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its fourth quarter 2014 earnings and full year results on February 6, 2015 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a broad line of absorbent hygiene products marketed primarily under the Attends®, IncoPack and Indasec® brand names. In 2013, Domtar had sales of $5.4 billion from some 50 countries. The Company employs approximately 10,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2013 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended September 30 2014	Three months ended September 30 2013	Nine months ended September 30 2014	Nine months ended September 30 2013
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	1,186	1,204	3,514	3,650
Personal Care	231	175	698	394

Total for reportable segments	1,417	1,379	4,212	4,044
Intersegment sales—Pulp and Paper	(12)	(4)	(28)	(12)

Consolidated sales	1,405	1,375	4,184	4,032

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	79	84	241	260
Personal Care	17	9	50	21

Total for reportable segments	96	93	291	281
Impairment and write-down of property, plant and equipment—Pulp and Paper	—	—	—	15

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	96	93	291	296

Operating income (loss)
Pulp and Paper	109	42	247	96
Personal Care	13	11	42	34
Corporate	(2)	(4)	(11)	(62)

Consolidated operating income	120	49	278	68
Interest expense, net	25	21	76	67

Earnings before income taxes and equity loss	95	28	202	1
Income tax (benefit) expense	(186)	1	(158)	(26)
Equity loss, net of taxes	—	—	—	1

Net earnings	281	27	360	26

Per common share (in dollars)
Net earnings
Basic	4.34	0.41	5.55	0.39
Diluted	4.33	0.41	5.54	0.39
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	64.8	65.3	64.9	67.2
Diluted	64.9	65.4	65.0	67.3

Cash flows provided from operating activities	203	104	448	287
Additions to property, plant and equipment	56	62	157	180

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended September 30 2014	Three months ended September 30 2013	Nine months ended September 30 2014	Nine months ended September 30 2013
	(Unaudited)
	$	$	$	$
Sales	1,405	1,375	4,184	4,032
Operating expenses
Cost of sales, excluding depreciation and amortization	1,105	1,116	3,316	3,280
Depreciation and amortization	96	93	291	281
Selling, general and administrative	99	95	313	281
Impairment and write-down of property, plant and equipment	—	—	—	15
Closure and restructuring costs	2	—	3	18
Other operating (income) loss, net	(17)	22	(17)	89

	1,285	1,326	3,906	3,964

Operating income	120	49	278	68
Interest expense, net	25	21	76	67

Earnings before income taxes and equity loss	95	28	202	1
Income tax (benefit) expense	(186)	1	(158)	(26)
Equity loss, net of taxes	—	—	—	1

Net earnings	281	27	360	26

Per common share (in dollars)
Net earnings
Basic	4.34	0.41	5.55	0.39
Diluted	4.33	0.41	5.54	0.39
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	64.8	65.3	64.9	67.2
Diluted	64.9	65.4	65.0	67.3

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30 2014	December 31 2013
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	134	655
Receivables, less allowances of $6 and $4	663	601
Inventories	719	685
Prepaid expenses	30	23
Income and other taxes receivable	48	61
Deferred income taxes	61	52

Total current assets	1,655	2,077
Property, plant and equipment, at cost	8,927	8,883
Accumulated depreciation	(5,758)	(5,594)

Net property, plant and equipment	3,169	3,289
Goodwill	628	369
Intangible assets, net of amortization	613	407
Other assets	127	136

Total assets	6,192	6,278

Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	3	15
Trade and other payables	720	673
Income and other taxes payable	26	17
Long-term debt due within one year	170	4

Total current liabilities	919	709
Long-term debt	1,202	1,510
Deferred income taxes and other	790	923
Other liabilities and deferred credits	343	354
Shareholders' equity
Common stock	1	—
Exchangeable shares	—	44
Additional paid-in capital	2,030	1,999
Retained earnings	1,098	804
Accumulated other comprehensive loss	(191)	(65)

Total shareholders' equity	2,938	2,782

Total liabilities and shareholders' equity	6,192	6,278

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Nine months ended September 30 2014	Nine months ended September 30 2013
	(Unaudited)
	$	$
Operating activities
Net earnings	360	26
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	291	281
Deferred income taxes and tax uncertainties	(202)	(9)
Impairment and write-down of property, plant and equipment	—	15
Net losses on disposals of property, plant and equipment	—	9
Stock-based compensation expense	3	4
Equity loss, net	—	1
Other	1	(4)
Changes in assets and liabilities, excluding the effects of acquisition and sale of businesses
Receivables	21	(46)
Inventories	(22)	(19)
Prepaid expenses	(4)	(5)
Trade and other payables	(22)	15
Income and other taxes	22	(11)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	—	23
Other assets and other liabilities	—	7

Cash flows provided from operating activities	448	287

Investing activities
Additions to property, plant and equipment	(157)	(180)
Proceeds from disposals of property, plant and equipment and sale of business	1	55
Acquisition of businesses, net of cash acquired	(546)	(287)
Other	5	(1)

Cash flows used for investing activities	(697)	(413)

Financing activities
Dividend payments	(60)	(50)
Net change in bank indebtedness	(13)	(13)
Change in revolving bank credit facility	(160)	—
Proceeds from receivables securitization facilities	90	—
Payments on receivables securitization facilities	(108)	—
Repayment of long-term debt	(4)	(99)
Stock repurchase	(19)	(183)
Other	4	2

Cash flows used for financing activities	(270)	(343)

Net decrease in cash and cash equivalents	(519)	(469)
Impact of foreign exchange on cash	(2)	(1)
Cash and cash equivalents at beginning of period	655	661

Cash and cash equivalents at end of period	134	191

Supplemental cash flow information
Net cash payments for:
Interest (including $2 million of redemption premiums in 2013)	70	60
Income taxes paid (refund), net	32	(8)

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2014				2013
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings (loss)
	Net earnings (loss)	($)	39	40	281	360	45	(46)	27	65	91
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	—	7	3	—	7	17
(+)	Closure and restructuring costs	($)	1	—	2	3	—	13	—	—	13
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	—	—	—	—	(6)	—	12	(4)	2
(+)	Impact of purchase accounting	($)	2	—	—	2	—	—	2	—	2
(+)	Alternative fuel tax credits	($)	—	—	(18)	(18)	18	—	—	—	18
(-)	Cellulosic biofuel producer credits	($)	—	—	—	—	(33)	—	—	—	(33)
(+)	Loss on repurchase of long-term debt	($)	—	—	—	—	2	—	—	—	2
(+)	Weston litigation settlement	($)	—	—	—	—	—	46	—	—	46
(-)	Internal Revenue Service audit settlement items	($)	—	—	(204)	(204)	—	—	—	—	—
(=)	Earnings before items	($)	42	40	61	143	33	16	41	68	158
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	65.0	65.1	64.9	65.0	69.7	66.9	65.4	65.0	66.7
(=)	Earnings before items per diluted share	($)	0.65	0.61	0.94	2.20	0.47	0.24	0.63	1.05	2.37

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings (loss)
	Net earnings (loss)	($)	39	40	281	360	45	(46)	27	65	91
(+)	Equity loss, net of taxes	($)	—	—	—	—	1	—	—	—	1
(+)	Income tax expense (benefit)	($)	15	13	(186)	(158)	(22)	(5)	1	6	(20)
(+)	Interest expense, net	($)	25	26	25	76	25	21	21	22	89
(=)	Operating income (loss)	($)	79	79	120	278	49	(30)	49	93	161
(+)	Depreciation and amortization	($)	99	96	96	291	95	93	93	95	376
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	—	10	5	—	7	22
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	—	—	—	—	(10)	—	19	(5)	4
(=)	EBITDA	($)	178	175	216	569	144	68	161	190	563
(/)	Sales	($)	1,394	1,385	1,405	4,184	1,345	1,312	1,375	1,359	5,391
(=)	EBITDA margin	(%)	13%	13%	15%	14%	11%	5%	12%	14%	10%
	EBITDA	($)	178	175	216	569	144	68	161	190	563
(+)	Alternative fuel tax credits	($)	—	—	(18)	(18)	26	—	—	—	26
(+)	Closure and restructuring costs	($)	1	—	2	3	—	18	—	—	18
(+)	Impact of purchase accounting	($)	3	—	—	3	—	—	2	—	2
(+)	Weston litigation settlement	($)	—	—	—	—	—	49	—	—	49
(=)	EBITDA before items	($)	182	175	200	557	170	135	163	190	658
(/)	Sales	($)	1,394	1,385	1,405	4,184	1,345	1,312	1,375	1,359	5,391
(=)	EBITDA margin before items	(%)	13%	13%	14%	13%	13%	10%	12%	14%	12%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	141	104	203	448	63	120	104	124	411
(-)	Additions to property, plant and equipment	($)	(45)	(56)	(56)	(157)	(56)	(62)	(62)	(62)	(242)
(=)	Free cash flow	($)	96	48	147	291	7	58	42	62	169

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	8	15	3		13	2	6	15
(+)	Long-term debt due within one year	($)	15	7	170		8	7	6	4
(+)	Long-term debt	($)	1,490	1,410	1,202		1,104	1,102	1,102	1,510
(=)	Debt	($)	1,513	1,432	1,375		1,125	1,111	1,114	1,529
(-)	Cash and cash equivalents	($)	(130)	(85)	(134)		(513)	(432)	(191)	(655)
(=)	Net debt	($)	1,383	1,347	1,241		612	679	923	874
(+)	Shareholders’ equity	($)	2,771	2,826	2,938		2,842	2,652	2,681	2,782
(=)	Total capitalization	($)	4,154	4,173	4,179		3,454	3,331	3,604	3,656
	Net debt	($)	1,383	1,347	1,241		612	679	923	874
(/)	Total capitalization	($)	4,154	4,173	4,179		3,454	3,331	3,604	3,656
(=)	Net debt-to-total capitalization	(%)	33%	32%	30%		18%	20%	26%	24%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2014

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	69	69	109	—	247	15	14	13	—	42	(5)	(4)	(2)	—	(11)	79	79	120	—	278
(+)	Alternative fuel tax credits	($)	—	—	(18)	—	(18)	—	—	—	—	—	—	—	—	—	—	—	—	(18)	—	(18)
(+)	Closure and restructuring costs	($)	—	—	2	—	2	1	—	—	—	1	—	—	—	—	—	1	—	2	—	3
(+)	Impact of purchase accounting	($)	—	—	—	—	—	3	—	—	—	3	—	—	—	—	—	3	—	—	—	3
(=)	Operating income (loss) before items	($)	69	69	93	—	231	19	14	13	—	46	(5)	(4)	(2)	—	(11)	83	79	104	—	266
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	69	69	93	—	231	19	14	13	—	46	(5)	(4)	(2)	—	(11)	83	79	104	—	266
(+)	Depreciation and amortization	($)	83	79	79	—	241	16	17	17	—	50	—	—	—	—	—	99	96	96	—	291
(=)	EBITDA before items	($)	152	148	172	—	472	35	31	30	—	96	(5)	(4)	(2)	—	(11)	182	175	200	—	557
(/)	Sales	($)	1,168	1,160	1,186	—	3,514	233	234	231	—	698	—	—	—	—	—	1,401	1,394	1,417	—	4,212
(=)	EBITDA margin before items	(%)	13%	13%	15%	—	13%	15%	13%	13%	—	14%	—	—	—	—	—	13%	13%	14%	—	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2013

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper (1)					Personal Care (2)					Corporate					Total
			Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	38	16	42	75	171	13	10	11	9	43	(2)	(56)	(4)	9	(53)	49	(30)	49	93	161
(+)	Impairment and write-down of property, plant and equipment	($)	10	5	—	5	20	—	—	—	2	2	—	—	—	—	—	10	5	—	7	22
(-)	Net (gain) loss on disposal of property, plant and equipment and business	($)	(10)	—	19	1	10	—	—	—	—	—	—	—	—	(6)	(6)	(10)	—	19	(5)	4
(+)	Reversal of alternative fuel tax credits	($)	26	—	—	—	26	—	—	—	—	—	—	—	—	—	—	26	—	—	—	26
(+)	Weston litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	49	—	—	49	—	49	—	—	49
(+)	Closure and restructuring costs	($)	—	10	—	—	10	—	2	—	—	2	—	6	—	—	6	—	18	—	—	18
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	2	—	2	—	—	—	—	—	—	—	2	—	2
(=)	Operating income (loss) before items	($)	64	31	61	81	237	13	12	13	11	49	(2)	(1)	(4)	3	(4)	75	42	70	95	282
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	64	31	61	81	237	13	12	13	11	49	(2)	(1)	(4)	3	(4)	75	42	70	95	282
(+)	Depreciation and amortization	($)	89	87	84	85	345	6	6	9	10	31	—	—	—	—	—	95	93	93	95	376
(=)	EBITDA before items	($)	153	118	145	166	582	19	18	22	21	80	(2)	(1)	(4)	3	(4)	170	135	163	190	658
(/)	Sales	($)	1,238	1,208	1,204	1,193	4,843	111	108	175	172	566	—	—	—	—	—	1,349	1,316	1,379	1,365	5,409
(=)	EBITDA margin before items	(%)	12%	10%	12%	14%	12%	17%	17%	13%	12%	14%	—	—	—	—	—	13%	10%	12%	14%	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On May 31, 2013, the Company acquired Xerox's paper print and media product's assets in the United States and Canada.

(2)	On July 1, 2013, the Company acquired 100% of the shares of Associated Hygiene Products LLC.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2014				2013
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,168	1,160	1,186	3,514	1,238	1,208	1,204	1,193	4,843
Operating income	($)	69	69	109	247	38	16	42	75	171
Depreciation and amortization	($)	83	79	79	241	89	87	84	85	345
Impairment and write-down of property, plant and equipment	($)	—	—	—	—	10	5	—	5	20
Paper
Paper Production	('000 ST)	801	786	758	2,345	793	829	813	810	3,245
Paper Shipments—Manufactured	('000 ST)	804	779	776	2,359	828	801	814	817	3,260
Communication Papers	('000 ST)	678	647	649	1,974	706	676	694	701	2,777
Specialty and Packaging	('000 ST)	126	132	127	385	122	125	120	116	483
Paper Shipments—Sourced from 3rd parties	('000 ST)	50	42	47	139	83	85	73	41	282
Paper Shipments—Total	('000 ST)	854	821	823	2,498	911	886	887	858	3,542
Pulp
Pulp Shipments(a)	('000 ADMT)	318	336	367	1,021	372	344	352	377	1,445
Hardwood Kraft Pulp	(%)	12%	11%	12%	12%	17%	14%	14%	14%	15%
Softwood Kraft Pulp	(%)	58%	63%	63%	61%	56%	57%	59%	57%	57%
Fluff Pulp	(%)	30%	26%	25%	27%	27%	29%	27%	29%	28%
Personal Care Segment
Sales	($)	233	234	231	698	111	108	175	172	566
Operating income	($)	15	14	13	42	13	10	11	9	43
Depreciation and amortization	($)	16	17	17	50	6	6	9	10	31
Impairment and write-down of property, plant and equipment	($)	—	—	—	—	—	—	—	2	2
Average Exchange Rates	$US / $CAN	1.103	1.091	1.089	1.094	1.009	1.023	1.039	1.050	1.030
	$CAN / $US	0.906	0.917	0.918	0.914	0.991	0.977	0.963	0.953	0.971
	€EUR / $US	1.370	1.371	1.324	1.355	1.320	1.306	1.325	1.362	1.328

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term "ST" refers to a short ton and the term "ADMT" refers to an air dry metric ton.

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